                         SHARE SUBSCRIPTION AGREEMENT
                         ----------------------------

THIS AGREEMENT made as of the 28/th/ day of December, 2000

BETWEEN

          GOLDEN STAR RESOURCES LTD. a company incorporated under the laws of
          --------------------------
          Canada with an office at 1660 Lincoln Street, Denver, Colorado 80264

          ("GSR")

AND:

          RIO TINTO MINING AND EXPLORATION LIMITED, a company registered in
          -------------------------------------------
          England, whose registered address is 6 St. James's Square, London, SW1Y 4LD

          ("RTME")

WITNESSES that, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:

1.    DEFINITIONS AND INTERPRETATION

1.1.  Definitions
      -----------

      Where used in this Agreement, the following terms have the meanings ascribed to them as follows:

      1.1.1. "Affiliate" means any corporation which directly or indirectly controls, is controlled by, or is under common control with, a party. For purposes of the preceding sentence, "control" means the right to the exercise of more than 50% of the voting rights attributable to the shares of the controlled corporation. In the case of RTME, an Affiliate shall include any corporation, wherever situate, in which Rio Tinto PLC or Rio Tinto Limited owns or controls directly or indirectly such voting rights;

      1.1.2. "Closing" means the closing of the transactions contemplated in subsection 9.1;

      1.1.3. "Closing Date" means January 18, 2001 or such date not later than February 22, 2001 as shall be specified by GSR on not less than three days' notice.

      1.1.4. "Guyanor" means Guyanor Resources S.A., a French Guianan corporate entity of Lotissement Calimbe II, Route du Tigre, 97337 Cayenne, French Guiana;

     1.1.5. "Heads of Agreement" means the agreement dated December 28, 2000 among Guyanor, SOTRAPMAG and RTME, a copy of which is attached as Schedule A;

     1.1.6. "Project" means the Paul Isnard Property in French Guiana that is described in Schedule 1-A to the Heads of Agreement and defined therein as the "Property";

     1.1.7. "Securities Commissions" means the Securities Commissions or similar regulatory authorities appointed under the Securities Laws;

     1.1.8. "Securities Laws" means the securities laws of the Provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Quebec, New Brunswick, Nova Scotia, Prince Edward Island and Newfoundland including the requirements and provisions of the Securities Act of each such province and the regulations and rules thereunder and all policy statements, blanket orders and interpretation notes adopted or applied by the Securities Commission of each such province;

     1.1.9. "Shares" means common shares without par value in the capital of GSR as constituted at the date hereof;

     1.1.10. "SOTRAPMAG" means Societe de Travaux Publics et de Mines Auriferes en Guyane SARL a French Guianan corporate entity of Lotissement Calimbe II, Route du Tigre, 97337 Cayenne, French Guiana;

     1.1.11.   "$" means United States dollars.

1.2. Interpretation
     --------------

     1.2.1. Wherever any provision of any Schedule to this Agreement conflicts with any provision in the body of this Agreement, the provisions of the body of this Agreement shall prevail. References herein to a particular Schedule shall mean a reference to such Schedule to this Agreement.

     1.2.2. References herein to a section, subsection, paragraph or subparagraph shall mean a reference to such section, subsection, paragraph or subparagraph, as the case may be, within the body of this Agreement.

     1.2.3. The headings of sections and subsections herein and in the Schedules are inserted for convenience of reference only and shall not affect or be considered to affect the construction of the provisions hereof.

     1.2.4. In this Agreement, unless the context otherwise requires, words importing the singular number only shall include the plural and vice versa, words importing persons shall include individuals, corporations, partnerships, associations, trusts and unincorporated organizations and vice versa and words importing the masculine gender shall include the feminine and neuter genders and vice versa.

1.3.  Schedules
      ---------

      Attached to and forming part of this Agreement are the following
      Schedules:

           Schedule A  -  Heads of Agreement

           Schedule B  -  U.S. Securities Laws Representations and Warranties

2.    PURCHASE AND SALE OF SHARES
      ---------------------------

2.1. Upon and subject to the terms and conditions set out in this Agreement, RTME hereby subscribes for and agrees to purchase from GSR, and GSR hereby agrees to allot, issue and sell to RTME or order 500,000 Shares (the "Subscribed Shares") for an aggregate purchase price of $1,000,000 (the "Proceeds").

2.2. RTME hereby directs GSR to allot and issue the Subscribed Shares to, and issue the certificate for the Subscribed Shares in the name of, Kennecott Canada Exploration Inc. ("KCEI"), a Canadian corporation with its head office at Suite 354, 200 Granville Street, Vancouver, British Columbia, V6C 1S4.

3.    REPRESENTATIONS AND WARRANTIES OF GSR
      -------------------------------------

3.1. GSR hereby represents and warrants to RTME as follows (and acknowledges that RTME is relying on such representations and warranties in entering into this Agreement):

      3.1.1. GSR is a company duly organized, existing and in good standing under the laws of Canada and has all necessary corporate power and capacity to enter into this Agreement and to carry out the transactions contemplated hereby;

      3.1.2. the execution and delivery of this Agreement and the performance of the terms hereof by GSR will have been duly authorized by all necessary corporate proceedings at the Closing and, upon the execution hereof, this Agreement will constitute a legal, valid and binding agreement enforceable against GSR in accordance with its terms, except to the extent that enforcement may be limited by laws of general application affecting the enforcement of creditors' rights and that certain remedies are discretionary in nature and may not be available in all circumstances;

      3.1.3. Each of GSR, Guyanor and SOTRAPMAG has all necessary corporate power and capacity to own its respective properties and assets, including, without limitation, the properties comprised in the Project, and to carry on its business as now conducted by it and is registered as required and in good standing under the laws of all jurisdictions in which such business is carried on and in which such property and assets are located;

      3.1.4. GSR is a reporting issuer under the Securities Laws and is not in default of any of the requirements thereof;

      3.1.5. the authorized capital of GSR consists of an unlimited number of Shares of which 37,588,988 Shares are validly issued and outstanding as fully paid and non-assessable shares in the capital of GSR as at the date hereof;

      3.1.6. the Subscribed Shares will be, upon their issuance, duly authorized and validly allotted and issued as fully paid and non-assessable shares in the capital of GSR, free and clear of any and all mortgages, liens, pledges, charges and other encumbrances and listed for trading on The Toronto Stock Exchange; and

      3.1.7. the representations and warranties in section 9.1 of the Heads of Agreement are true and correct.

4.    REPRESENTATIONS, WARRANTIES
      AND ACKNOWLEDGEMENTS OF RTME
      ----------------------------

4.1. RTME hereby represents and warrants to GSR as follows (and acknowledges that GSR is relying on such representations and warranties in entering into this Agreement):

      4.1.1. it is duly organized, existing and in good standing under the laws of its jurisdiction of incorporation and has all necessary corporate power and capacity to enter into this Agreement and to carry out the transactions contemplated hereby; and

      4.1.2. KCEI is purchasing the Subscribed Shares being purchased by it hereunder as principal for its own account.

4.2. RTME on behalf of itself and KCEI hereby acknowledges to and in favour of GSR as follows:

      4.2.1. the Subscribed Shares being purchased hereunder are not being purchased as a result of any material information concerning GSR that has not been publicly disclosed and the decision to purchase such Subscribed Shares has not been made as a result of any verbal or written representation as to fact or otherwise made by or on behalf of GSR or any other person other than as set out in this Agreement and is based entirely upon currently available public information concerning GSR; and

      4.2.2.  no person has made to it any written or oral representations:

              4.2.2.1. that any person will resell or repurchase the Subscribed Shares being purchased by it hereunder;

              4.2.2.2. that any person will refund the purchase price of such securities;

         4.2.2.3.  as to the future price or value of such securities; or

         4.2.2.4. that any of such securities will be listed and posted for trading on a stock exchange other than The Toronto Stock Exchange.

4.2.3. KCEI is purchasing the Subscribed Shares as principal for its own ccount and not for the benefit of any other person;

4.2.4.   RTME is not a resident of any province of Canada or of the United
         States;

4.2.5.   KCEI is only a resident of the province of British Columbia;

4.2.6. KCEI is purchasing a sufficient number of Subscribed Shares so that the aggregate acquisition cost (the "Minimum Cost") to KCEI of the Subscribed Shares is not less than the amount of the Proceeds;

4.2.7. neither RTME nor KCEI has been formed solely to permit the purchase of securities without a prospectus by groups of individuals whose individual share of the aggregate acquisition cost is less than the Minimum Cost;

4.2.8. the purchase of the Subscribed Shares, as distinct from the issue or sale thereof, does not contravene any of the applicable securities legislation in any jurisdiction in which either of RTME or KCEI are resident and does not trigger any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase;

4.2.9. the decision of RTME to enter into this Agreement and for KCEI to purchase the Subscribed Shares has not been made upon any verbal or written representation as to fact or otherwise made by or on behalf of GSR or any other person associated therewith, other than as set forth herein. RTME and KCEI have not received or reviewed any material which appears or purports to describe the business and affairs of GSR and which was prepared primarily for delivery to and review by prospective investors in connection with the offering of the Subscribed Shares;

4.2.10. RTME and KCEI have such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of their investment and are able to bear the economic risk of loss of their investment;

4.2.11. the addresses set forth in this Agreement are the true and correct addresses of a place of business of RTME and KCEI;

4.2.12. upon acceptance by GSR, this subscription will constitute a valid and legally binding contract of RTME enforceable against RTME in accordance with its terms;

4.1.14 RTME acknowledges and agrees that the foregoing representations and warranties are made with the intention that they may be relied upon in determining eligibility to purchase the Subscribed Shares under relevant securities legislation. GSR and its counsel shall be entitled to rely on the foregoing representations and warranties and RTME shall indemnify and hold harmless each of GSR and its counsel for any loss, claim, costs, expenses, damages or liabilities any of them may suffer as a result of any misrepresentations contained in this paragraph.

4.3. RTME acknowledges and agrees that the issue and delivery of the Shares will be conditional upon (i) such issuance and delivery being exempt from the requirement to file a prospectus or similar document under any applicable Securities Laws or (ii) the receipt by GSR of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or similar document. RTME acknowledges and agrees that GSR may be required to provide applicable securities regulatory authorities with the identity of the purchaser of the Shares. In addition to the representations, warranties and covenants set out in Sections 4.1 and 4.2 of this Agreement, RTME also makes the representations, warranties and covenants contained in Schedule B to this agreement with the intention that they may be relied upon by GSR and its counsel in determining its eligibility to receive the Shares under applicable securities laws. RTME further agrees that by accepting delivery of the Shares on the Closing Date, it shall be representing and warranting that the foregoing representations and warranties are true and correct as at the Closing Date with the same force and effect as if they had been made at the time of Closing and that they shall survive the issuance and delivery of the Shares and shall continue in full force and effect notwithstanding any subsequent disposition by RTME of any Shares. GSR and its respective counsel shall be entitled to rely on the representations and warranties of RTME contained in Schedule B and Sections 4.1 and 4.2 and RTME shall indemnify and hold harmless each of GSR and its counsel for any losses any of them may suffer as a result of any misrepresentations or breaches of representations and warranties contained in Schedule B.

5.    COVENANTS OF GSR AND RTME
      -------------------------

5.1.  Covenants of GSR
      ----------------

      GSR shall:

      5.1.1. forthwith use its best efforts to obtain all necessary consents, approvals or waivers to the transactions contemplated hereby, including without limitation the consents or approvals of The Toronto Stock Exchange and of any governmental or regulatory agency having jurisdiction in respect of such transactions;

      5.1.2. shall not enter into or become bound by any agreement, contract or arrangement or undertake any obligation with any other person or party, the effect of which may prohibit, conflict or interfere with or limit the ability of GSR to carry out in full its obligations to RTME pursuant to this Agreement;

      5.1.3. cause Guyanor to enter into the Heads of Agreement concurrently with the execution hereof; and

      5.1.4.   use the Proceeds as follows:

               5.1.4.1. to advance $750,000 to Guyanor for Guyanor and/or SOTROPMAG to use exclusively to fund a work program or programs in accordance with the Heads of Agreement and in particular to carry out the work programme attributable to RTME's Minimum Expenditure under Clause 2.9(a) of the Heads of Agreement; and

               5.1.4.2. the remaining $250,000 shall be applied first to pay the costs of the re-organization of Guyanor, particularly retrenchment costs under French law, and second any monies remaining to be applied to subsequent work programs carried out by Guyanor pursuant to the Heads of Agreement. RTME also agrees that GSR's costs and Guyanor's costs associated with completing this Share Subscription may be funded from this $250,000.

                  GSR hereby undertakes to timely take all such measures as are within its power to ensure that the Proceeds are protected for, made available for and used for the above purposes.

5.2.  Covenants of RTME
      -----------------

      RTME shall:

      5.2.1. execute and deliver to GSR prior to the Closing, a private placement questionnaire and undertaking in such form as is reasonably required by The Toronto Stock Exchange in respect of the purchase by it of the Subscribed Shares at the Closing as contemplated hereby; and

      5.2.2. comply with the Securities Laws and the requirements of The Toronto Stock Exchange, the American Stock Exchange or any other stock exchange on which the Shares may be listed for trading from time to time applicable to it in connection with the transactions contemplated hereby.

6.    REPRESENTATIONS, WARRANTIES
      AND COVENANTS TO SURVIVE CLOSING
      --------------------------------

      All of the representations, warranties and covenants of the parties hereto contained in this Agreement and any certificates or documents delivered in connection with the transactions contemplated hereby shall be true and complete at the time of Closing and as if made at the Closing and shall survive the closing of the transactions contemplated hereby, the issuance of the Subscribed Shares and any reorganization, amalgamation, sale or transfer of or by any of the parties hereto and shall continue in full force and effect thereafter as representations, warranties and covenants which are required to be true, correct and performed as of the time of Closing.

7.    CONDITIONS PRECEDENT TO THE
      OBLIGATIONS OF RTME TO CLOSE
      ----------------------------

7.1. The obligations of RTME to consummate the transactions herein contemplated at the Closing are subject to the fulfilment of each of the following conditions:

      7.1.1. the representations and warranties of GSR contained herein shall be true and complete, and the covenants and agreements of GSR contained herein, including without limitation the covenants in section 5.1.3 and section 8.1, shall have been performed, in each case at or before the Closing;

      7.1.2. all necessary consents and approvals to the consummation of the transactions contemplated by this Agreement shall have been obtained and The Toronto Stock Exchange shall have approved the Heads of Agreement and the Subscribed Shares shall have been accepted for listing on The Toronto Stock Exchange; and

      7.1.3. on or before the Closing, no federal, provincial, territorial, regional or municipal government or any agency thereof in Canada or French Guiana shall have enacted any statute or regulation or announced any policy that would materially adversely affect the business or assets of GSR, Guyanor or SOTRAPMAG or the rights of RTME as a shareholder of GSR.

7.2. The conditions set out in subsection 7.1 are for the exclusive benefit of RTME and may be waived in whole or in part by RTME at any time.

7.3. In case any of the conditions set out in subsection 7.1 shall not be fulfilled or performed by GSR at or before the Closing or the Closing has not been consummated by February 22, 2001 through no fault of RTME, RTME may rescind its obligations under this Agreement by notice in writing to GSR and in such event RTME shall be released from all obligations hereunder but GSR shall be obliged to compensate RTME for all expense and loss incurred by it as a result of any misrepresentation, breach of warranty or covenant of GSR hereunder.

8.    TRANSACTIONS AT CLOSING
      -----------------------

8.1.  At the Closing, GSR shall deliver to RTME:

      8.1.1. certificates representing the Subscribed Shares, duly and validly issued as fully paid and non-assessable Shares and in compliance with and as directed by section 2.2

      8.1.2. a certificate of an officer of GSR dated the date of the Closing certifying to the best of his knowledge after due inquiry that at and as of the Closing the representations and warranties of GSR contained in this Agreement are true and correct and all covenants, agreements and conditions required by this Agreement to be performed or complied with by GSR prior to or at the Closing have been performed and complied with except as otherwise specifically agreed by RTME and containing such other information as counsel for RTME may reasonably request;

      8.1.3. an opinion of Canadian counsel for GSR dated the date of the Closing to the effect that:

              8.1.3.1. the issue of the Subscribed Shares by GSR is exempt from the registration and prospectus requirements of the Securities Laws and no prospectus is required nor are any other documents required to be filed, proceedings taken or approvals, permits, consents or authorizations of regulatory authorities obtained under the Securities Laws to permit the offering, sale and delivery of the Subscribed Shares by GSR to RTME;

              8.1.3.2. all requisite corporate proceedings have been taken by or on behalf of GSR to authorize the creation and issue of the Subscribed Shares and upon payment therefor, the Subscribed Shares will be duly and validly allotted and issued as fully paid and non-assessable shares in the capital of GSR; and

              8.1.3.3. the Subscribed Shares will be subject to restrictions on resale for a 12 month period following Closing under applicable Securities Laws, but such securities will not be subject to any other restriction on resale, except that any sale by RTME of any of the Subscribed Shares which comprises a distribution from the holdings of a control person must be made in compliance with or on the basis of an exemption from the registration and prospectus requirements of the applicable Securities Laws.

8.2. In providing the foregoing opinions, GSR's counsel may rely on certificates of officers of GSR as to questions of fact.

8.3. At the Closing, RTME shall pay to GSR the Proceeds in consideration for the Subscribed Shares by the delivery of a cheque or cheques or by transfer of funds by wire in the amount thereof.

9.    THE CLOSING
      -----------

9.1. The Closing of the issue and sale of the Subscribed Shares shall take place at 9:00 a.m. (Vancouver time) on the Closing Date or at such other date and time as may be mutually agreed in writing between the parties hereto, at the office of Lawson Lundell Lawson & McIntosh, 1600 - 925 West Georgia Street, Vancouver, British Columbia.

10.    GENERAL PROVISIONS
       ------------------

10.1. The expenses incurred by each party hereto in connection with this Agreement and the transactions provided for herein shall be borne by such party.

10.2. Time is of the essence of this Agreement and each of the terms and conditions of this Agreement.

10.3. Any notices to be given to one party by the other may be sent by telecopy or may be personally delivered addressed as follows:

                 To RTME:
                 -------


                 Rio Tinto Mining and  Exploration Limited
                 354 - 200 Granville Street
                 Vancouver, British Columbia
                 V6C 1S4
                 Attention:  Mr. F.D. Hegner
                 ---------
                 Telecopy number:  (604) 669-5255


                 To GSR:
                 ------

                 Golden Star Resources Ltd.
                 1660 Lincoln Street
                 Denver, Colorado  80264
                 Attention:  President
                 ---------
                 Telecopy number:  303-830-9092


      or at such other address as any party hereto may from time to time designate by written notice to the other parties hereto and any such notice shall be deemed to have been given and received by the party to which it is addressed on delivery if delivered and on the day following transmission if telecopied.

10.4. Neither party hereto shall be liable for or otherwise incur any obligation to any other party in respect of any commissions or finder's fees to any broker, intermediary or finder generated on the sale or purchase of the Subscribed Shares or any of the other transactions contemplated hereby.

10.5. This Agreement is entered into to give effect to the requirement in paragraph 2.7(a) of the Heads of Agreement that RTME (or an affiliate) shall take a $1,000,000 private placement in shares of GSR. Subject to the foregoing, the Heads of Agreement shall continue in full force and effect.

10.6. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. GSR shall not be permitted to assign or otherwise transfer any of its rights hereunder. Subject to applicable securities laws,

      RTME shall be permitted to assign or otherwise transfer any or all of its rights hereunder to an Affiliate.

10.7. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of British Columbia, Canada.

10.8. The parties hereto shall consult with each other before issuing any press release or making any public announcement with respect to the transactions contemplated by this Agreement and, except to the extent required by any applicable law or regulatory requirement, neither party will issue any such press release or make any such public announcement without the prior written consent of the other party, which consent will not be unreasonably withheld or delayed. Each party will review and may provide comments on any such press release or other public announcement mentioning another party hereto proposed to be made by another party within 24 hours after receipt.

10.9. This Agreement may be executed in counterparts and may be delivered by facsimile and, upon the execution and delivery of one such counterpart by each party hereto, such counterparts shall together constitute one agreement and shall be construed as if all parties hereto had executed one copy of this Agreement.

IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.


GOLDEN STAR RESOURCES LTD.


By:   /s/ Peter Bradford
      ----------------------------------------
      Peter Bradford
      President


RIO TINTO MINING AND EXPLORATION LIMITED


By:   /s/ K. H. Haddow
      ----------------------------------

      Kenneth H. Haddow

      General Manager Commercial

                                  SCHEDULE A
                                  ----------



                              Heads of Agreement

                                (See attached)

                                  SCHEDULE B
                                  ----------

               REPRESENTATIONS, WARRANTIES AND COVENANTS OF RTME
               -------------------------------------------------

RTME hereby represents, warrants and covenants to GSR as follows:

1.   RTME is not a resident of the United States or any State thereof.

2. RTME (a) is a limited partnership, corporation, partnership or limited liability company duly organized and validly existing under the laws of the jurisdiction of its formation and (b) has the requisite partnership, corporate or limited liability company, as the case may be, power and authority to execute, deliver and perform its obligations under this Agreement.

3. The acquisition of Shares by RTME pursuant to this Agreement does not (i) violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation of RTME or any Requirement of Law applicable to RTME or (ii) violate, conflict with or result in any breach or contravention of any judgment, injunction, writ, award, decree or order of any nature of any Governmental Authority against, or binding upon, RTME.

4. No approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under any Requirement of Law, is necessary or required in connection with the acquisition by RTME of Shares (as distinct from the issue or sale of Shares to RTME or KCEI) pursuant to this Agreement.

5. This Agreement has been and as of the Closing Date will have been, duly executed and delivered by RTME, and this Agreement constitutes and will, as of the Closing Date, constitute, the legal, valid and binding obligations of such Seller, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

6. The Shares to be acquired by RTME or KCEI pursuant to this Agreement are being or will be acquired for its own account and with no intention of distributing or reselling such Shares or any part thereof in any transaction that would be in violation of any North American Securities Laws, without prejudice, however, to the rights of RTME at all times to sell or otherwise dispose of all or any part of such Shares under a prospectus or an effective registration statement under any North American Securities Laws, or under an exemption from such prospectus or registration requirements available under such North American Securities Laws, and subject, nevertheless, to the disposition of RTME's property being at all times within its control. If RTME should in the future decide to dispose of any Shares, RTME understands and agrees that it may do so only in compliance with all applicable North American Securities Laws as then in effect. RTME agrees to the imprinting, so long as required by law, of legends on certificates representing all of its Shares to the following effect:

          "THE SHARES EVIDENCED HEREBY (THE "SHARES") WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THE SHARES HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SHARES MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (2) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 AND OF RULE 905 UNDER THE SECURITIES ACT, (3) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A)(1), (2),
          (3) OR (7) OF THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE ISSUER A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS AND AN OPINION OF COUNSEL THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (4) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL AND SUCH OTHER CERTIFICATIONS AS THE ISSUER MAY REQUEST), OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, (B) THE HOLDER WILL NOT CONDUCT ANY HEDGING TRANSACTIONS INVOLVING THE SHARES EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT AND (C) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SHARES OF THE RESALE RESTRICTIONS SET FORTH IN (A) AND (B) ABOVE.

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRADING RESTRICTIONS UNDER APPLICABLE SECURITIES LAWS OF THE PROVINCES OF CANADA.

          "DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" OF SETTLEMENT OF TRANSACTIONS ON ANY STOCK EXCHANGE IN CANADA."

7. RTME understands that the Shares will not be registered at the time of their issuance under any North American Securities Laws for the reason that the sale provided for in this Agreement is intended to be exempt therefrom and that the reliance of RTME on such exemption is predicated in part on RTME's representations set forth herein.
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                                       3

8. There are no brokerage commissions, finder's fees or similar fees or commissions payable by RTME in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with RTME or any action taken by RTME.

9. RTME is an "Accredited Investor" within the meaning of Rule 501 of Regulation D under the United States Securities Act of 1933, as presently in effect.

10. RTME covenants that it will not take any action for the purpose of, or that could reasonably be expected to have the effect of, preparing the market in any jurisdiction, or creating a demand in any jurisdiction, for the Shares.

11. RTME has not and will not engage in any hedging transactions involving any equity securities of GSR until all resale restrictions applicable to the Shares have expired.

12. RTME has not received any prospectus, registration statement or offering memorandum (as such term is defined in applicable Canadian Securities
     Laws).

13. RTME will effect any and all sales of Shares in accordance with all applicable Requirements of Law.

Defined Terms Used in this Schedule:

"Canadian Securities Laws" means all applicable securities laws in each of the Provinces of Canada and the respective regulations made thereunder, together with applicable published fee schedules, prescribed forms, policy statements, orders, blanket rulings and other regulatory instruments of the securities regulatory authorities in such provinces.

"Contractual Obligations" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

"Governmental Authority" means the government of any nation, state, city, locality or other political sub-division thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

"Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences).

"North American Securities Laws" means, collectively the Canadian Securities Laws and the U.S. Securities Laws.

"Person" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company,
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                                       4

Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

"Requirements of Law" means, as to any Person, any law (including, without limitation, North American Securities Laws), statute, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority or stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

"U.S. Securities Laws" means, collectively, the United States Securities Act of 1933, as amended; the United States Securities Act of 1934, as amended, and all of the rules, regulations thereunder.